CUSIP No. 9255Q 10 1                13D/A                   Page 11  of 11 Pages
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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

This Agreement is filed as an exhibit to this Amendment No. 1 to Schedule 13D being filed by SDS Merchant Fund, L.P., SDS Capital Partners, LLC and Mr. Steven Derby in compliance with Rule 13d-1(k) of the Securities and Exchange
Commission, which requires an agreement in writing indicating that the this Amendment No. 1 to Schedule 13D to which this Agreement is attached is filed on behalf of the below-named companies and individual, that they are each responsible for the timely filing of the Schedule 13D and any amendments thereto and for the completeness and accuracy of the information concerning such persons contained therein.

Dated: May 15, 2003

                                             SDS MERCHANT FUND, L.P.

                                             By:  SDS Capital Partners, LLC,
                                                   its General Partner

                                             By: /s/ Steven Derby
                                                 ------------------------------
                                                   Name:  Steven Derby
                                                   Title: Managing Member



                                             SDS CAPITAL PARTNERS, LLC


                                             By: /s/ Steven Derby
                                                 ------------------------------
                                                   Name:  Steven Derby
                                                   Title: Managing Member


                                                       /s/ Steven Derby
                                                 ----------------------------
                                                         Steven Derby